Form C

Cover Page

Name of issuer:

eBroadcast Media Group Inc.

Legal status of issuer:

Form: Other

Other (specify): S Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 12/17/2010

Physical address of issuer:

4025 Camino Del Rio South
#300
San Diego CA 92108

Website of issuer:

http://www.ebroadcasttv.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

200,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $200,000; interests will be sold in increments of $1; each investment is convertible to stock as described under Item 13.

Target offering amount:

$200,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

1/30/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$16,526.00	$11,042.00
Cash & Cash Equivalents:	$16,526.00	$9,872.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$7,595.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($24,421.00)	($11,018.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

eBroadcast Media Group Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Jesse Wacht	Founder, CEO, President, Executive Producer	eBroadcast Media Group Inc.	2010
William Davenport	Sr. Technical Engineer	17a-4 LLC	2018
Nancy Roebke	Marketing Operations, Secretary	Profnet Inc.	2010

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jesse Wacht	CEO	2010
Jesse Wacht	President	2010
Jesse Wacht	Executive Producer	2010
William Davenport	CFO	2018
Nancy Roebke	Secretary	2010

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any person that routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jesse Wacht	1345000.0 Common Stock	72.26000000000001

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> No matter how much confidence our team has (based on our experience and belief) that our live audience interactive television business model is an unique opportunity, investing in our shares is very risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, among others:
>
> * By marketing and promoting our pilot shows, products, and services, we believe we'll develop new online interactive broadcasting channels in many industries, with a corresponding customer base. If we can't develop such a customer base, it could hurt our chances of success.
>
> * We believe sponsors will respond positively because of our exclusivity approach. BUT competition for part of existing advertising and sponsorship budgets exists from a variety of old and new media platforms, and we may be unable to attract the necessary sponsors.
>
> * Like most businesses, our financial success may be sensitive to adverse changes in general economic conditions in the United States, such as recession, inflation, unemployment, and interest rates. These changes could reduce demand for our products. We believe that our broadcasts, and extensive turnkey community-building services, will insulate us from excessive reduced demand. Nevertheless, we have no control over these changes.

* We believe the new focus on live streaming media will greatly benefit us. Likewise, new competition will also benefit us by educating potential clients and new customers. Yet, there's the possibility that these new competitors could be better capitalized than we are, which could give them a significant advantage. However, our assumption is that most of the bigger companies would rather acquire us - then use our experience, personnel, proven model and built-out software. But there's no assurance that will happen.

* If our business plans prove to be incorrect, we may have inadequate money to fully develop our business. We may need debt financing or other capital investment to fully implement our business plans. While we believe the new Crowdfunding regulations will make raising additional money possible, there can be no assurances that the above mentioned factors, or economic conditions beyond our control, wouldn't negatively affect our efforts.

* Problems, expenses, and delays due to the expansion of our business, operation in a competitive industry, and changes in sponsors' advertising budgets, can occur. There is a possibility that we could sustain losses in the future. There can be no assurances that we'll even operate profitably.

* In our early stages of development of our business, we'll be significantly dependent on our management teams. The loss of these individuals could have an adverse effect on us.

* The company may face difficulties attracting talent, which could undermine its operations and severely impact its ability to operate.

* The Company could be negatively impacted if found to have infringed on intellectual property rights.

* The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with potentially no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

* The Company is an early stage company and pre-revenue. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in the Company must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. No assurance can be given as to the ultimate success of the Company. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business.

Nancy Roebke is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

William Davenport is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$200,000**

Use of Proceeds: 35% additional studio equipment, 17.5% software development, 20% beer Channel, 7.5% new channel pilot show, 15% working capital (sales, marketing, and talent recruitment), 5% Wefunder intermediary fee

---

If we raise: **$500,000**

Use of Proceeds: 21% additional studio equipment, 11% software development, 16% Beer Channel, 12% new channel pilot shows (4), 35% working capital (sales, marketing and talent/account manager recruitment), 5% Wefunder intermediary fee

---

If we raise: **$1,070,000**

Use of Proceeds: 21% additional studio equipment, 11% software development, 8% Beer Channel, 15% new channel pilot shows (8), 40% working capital (sales, marketing and talent/account manager recruitment), 5% Wefunder intermediary fee

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the

Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the discount rate (80%) , or
- (ii) if the valuation for the company is more than **$3,645,648** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $500,000 of the securities, investors will receive a valuation cap of $1,822,824 and a discount rate of 80%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Execution. Investors who invest less than **$20,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	5,000,000	1,778,530	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	500,000

Describe any other rights:

All common stock has equal rights. In 2017, the Company adopted the 2017 Incentive Stock Plan (the "Plan"), which provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, and restricted stock units to service providers, consultants, employees, officers, and directors. The Plan allows grants of incentive stock options to employees of the Company only. As of 6/30/18, 82,880 share options have been either been earned or granted. The options convert to common stock.

Investors in this SAFE, if converted, will receive preferred stock, which does not have voting rights but do have liquidation preferences over common stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
10/2016	Section 4(a)(2)	Common stock	$6,994	General operations
12/2016	Section 4(a)(2)	Common stock	$38,659	General operations
10/2017	Section 4(a)(2)	Common stock	$37,500	General operations
6/2018	Section 4(a)(2)	Common stock	$5,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Jesse Wacht
Amount Invested	$27,159.00
Transaction type	Loan
Outstanding principal plus interest	$0.00 as of 07/30/18
Interest rate	0.0% per annum
Maturity date	12/01/16
Relationship	Founder

Loan converted to 465,728 shares of common stock at a conversion price of $0.01 per share as part of December 2016 equity sale round.

Name	Jesse Wacht
Amount Invested	$4,657.00
Transaction type	Loan
Outstanding principal plus interest	$0.00 as of 07/30/18
Interest rate	0.0% per annum
Maturity date	11/01/16
Relationship	Founder

Loan converted to 465,728 shares of common stock at a conversion price of $0.01 per share as part of November 2016 equity sale round.

Name	Jesse Wacht
Amount Invested	$6,000.00
Transaction type	Loan
Outstanding principal plus interest	$0.00 as of 07/30/18
Interest rate	0.0% per annum
Maturity date	12/01/17
Relationship	Founder

62,000 shares of common stock sold at $0.25 per share, in exchange for $9,500 of cash and conversion of a $6,000 loan. This was part of the larger November 2017 equity sale round.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

The eBroadcast Television Network (eBTV) uses breakthrough broadcast technology to produce a live, interactive weekly show, creating jobs and fulfilling the need for social TV. Our first show under production is the "Your Beer Show" - a craft beer show for millennials. We aim to be a fan-owned TV Network.

Using experienced executive producers, technical crew and on-camera talent, the shows will be live, interactive and improvised.

We hope to develop 20 channels in the next 4-5 years. As a fan-owned TV network, our goal is for eBTV to become the leader in audience-interactive socialTV. We're documenting our production methodology while creating a fun workplace, fostering fresh talent.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

eBroadcast Media Group, Inc. was incorporated in the State of California in December 2010. The company will convert to a c-corp before the closing the offering.

Since then, we have:

- First of it's kind, audience-interactive, SocialTV.
- Co-founders experienced in media, e-learning, live radio, and television production.
- Four years spent on Research & Development.
- Developed a production technology that utilizes top talent and lowers production costs.
- Fine-tuned an online marketing strategy to leverage passionate people and turn them into loyal fans.
- Goal is to become the first fan-owned E-TV Network.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0 compared to the year ended December 31, 2016, when the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $16,526, including $16,526 in cash. As of December 31, 2016, the Company had $11,042 in total assets, including $9,872 in cash.
- *Net Loss.* The Company has had net losses of $24,421 and net losses of $11,018 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $0 for the fiscal year ended December 31, 2017 and $7,595 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $88,153 in equity.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months. If we are not profitable at that time, we may need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. If that is the case, we anticipate having to plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

eBroadcast Media Group, Inc. cash in hand is $5,964, as of June 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $1000/month, for an average burn rate of $1000 per month. Our intent is to be profitable in 12 months, based on financial projections we've made and our assumptions about growth.

Our Co-founders and Directors continue to contribute a combination of money and their valuable production time to earn options within our 2017 Stock Option Plan (as they have over the last four years of R&D). In 2018, over 40 interviews with award winning brewers have been conducted using the studio we built and our remote guest and audience screening technology.

Additional production pieces plus eBTV and Your Beer Show marketing (our first channel) will continue throughout the Reg CF offering period and our initial runway phase after our financing round is closed. We remain self-funded with committed and talented co-founders working for eBTV, partially for options to keep expenses extremely low. Even after funding, many of these key people have agreed to use options to keep expenses low until overall profitability is achieved. In lieu of a successful fundraise we will continue to boot-strap the operation and rely on capital from the founder in exchange for equity.

Over the course of the next 3 - 6 months, we expect expenses to increase as we expand our production, and revenues to increase as we gain sponsors. The total amount needed to complete this first phase of our production is about $200,000.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

> i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
>
> ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.ebroadcasttv.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

eBroadcast Media Group Inc. SAFE
eBroadcast Media Group Inc. Early Bird SAFE

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Jesse Wacht
Nancy Roebke
William Davenport

Appendix E: Supporting Documents

INVEST IN EBROADCAST TV'S "YOUR BEER SHOW"

Combining TV, live events, & social media to create a new genre of entertainment


FOLLOW US FOR UPDATES
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$0
raised of $200K goal
$100 min
INVEST
by Wefunder Portal LLC

> *The eBroadcast Television Network (eBTV) uses breakthrough broadcast technology to produce a live, interactive weekly show, creating jobs and fulfilling the need for social TV. Our first show under production is "***Your Beer Show***" - a craft beer show for millennials. We aim to be a fan-owned TV Network.*
>
> *Using experienced executive producers, technical crew and on-camera talent, the shows will be live, interactive and improvised.*

Jesse Wacht
FOUNDER, CEO, EXECUTIVE PRODUCER, EBROADCAST TV'S "YOUR BEER SHOW"

Future Equity (SAFE)

$3.65M valuation cap | **20%** discount

A SAFE gives you the right to future shares in eBroadcast TV's "Your Beer Show". If you invest, you're betting the company will be worth more than $3.65M in the future.

EARLY BIRD BONUS: $1.82M Valuation Cap & 20% Discount
Investors who fund up to the first $500K of this fundraise will invest in a SAFE with a $1.82M valuation cap & 20% discount.

INVESTOR PERKS

$500+	Priority Screener Access to Live Show
$1,000+	Pre-show or Post-show backstage access to special events
$10,000+	Attend San Diego Live Show Event and Insiders Brewery Tour - airfare and lodging not provided

OUR AMBITION

We hope to develop 20 channels in the next 4-5 years. As a fan-owned TV network, our goal is for eBTV to become the leader in audience-interactive socialTV. We're documenting our production methodology while creating a fun workplace, fostering fresh talent.

KEY FACTS

- First of it's kind, audience-interactive, SocialTV.
- Co-founders experienced in media, e-learning, live radio, and television production.
- Four years spent on Research & Development.
- Developed a production technology that utilizes top talent and lowers production costs.
- Created an online marketing strategy to leverage passionate people and turn them into loyal fans.
- Goal is to become the first fan-owned E-TV Network.

DOCUMENTS

Your_Beer_Show_Story.pdf

Who_is_eBTV.pdf

ebroadcasttv.com

ALCOHOL | TECH | ONLINE TV | INTERACTIVE TV | LIVE ONLINE TV | TV NETWORKS | LIVE TELEVISION | STREAMING MEDIA | WEB TELEVISION | LIVE VIDEO | LIVE TV CHANNEL | WWW TV NETWORK | CRAFT BEER TV | ALZHEIMER'S TV | YOUR BEER SHOW | ENTERTAINMENT

What is eBTV?

eBTV is a fan-owned network with the goal to become the first to produce live, audience-interactive, social television.

SocialTV Years in Making

With a successful Wefunder fundraise, we'll use 35% of the capital for additional studio equipment, 17.5% for software development, 20% for our beer channel, 7.5% for our new channel pilot show, 15% for working capital (sales, marketing, and talent recruitment), and 5% for the Wefunder intermediary fee.

2011

eBMG Founded

2012-2013

Research & Development

R&D begins with a focus on video communication.

Skype pilot fails interactive test.

Needed technology partner identified.

2014

Research & Development

Remote guest and audience software field tested.

Call screener software designed.

Searchable database designed.

2015

eBTV Phase Begins

WebRTC beta tested.

Producer work flow field tested.

Decision to move forward with eBTV made!.

2016

eBTV Recruits Co-Founders

Control room flow tested with team.

Audience interactive model refined.

2016



Craft Beer Chosen as First Channel

Pilot designed to demonstrate many elements of future channels!

2017



Your Beer Show Talent Auditions

Pilot show written.

Industry and celebrity guests booked.

2017



Your Beer Show Pilot Shot

Pilot and channel privately screened.

2018

Your Beer Show Marketing Begins

Begin crowdfunding on Wefunder.

Take a Peek at How We Do It!

The first of 20 channels of **YOUR BEER SHOW.**








Our first production will be "Your Beer Show" and here's why:

Millennials continue to account for a majority of the drinkers

	Total Population 21+	Weekly Beer Drinkers	Weekly Craft Beer Drinkers
Millennials	29%	41%	**57%**
Gen Xers	25%	27%	24%
Boomers	35%	27%	17%
Matures	10%	5%	2%


Female Craft Drinkers by Defined Market Area
60
50
40
30
20
10
0
% of Female Craft Drinkers by Market
29.2% Female Drinkers in Market 44
Portland, OR
13
25
37
49
61
73
Market (# Ranked by % of Craft Drinkers who are female)

Meet the Founders

Pioneers in online live, interactive social television



Jesse Wacht

Founder, CEO, Executive Producer

Visionary – and I can help others see it. Resourceful. Stuff happens. I find people, places and things needed so stuff doesn't stop us. Flexible. Teams have great ideas. It's up to me to blend them.



Chris Cashman

Production Co-Founder, Live Show Producer-Director

Producer of feature films, T.V. talk shows, shorts, music videos and commercials. Wrote, produced and directed the award winning films "Club Frontera," "Carts," "Revelations" and "Goofyfoot."



Brendan McCourt

Production Co-Founder, Technical Producer-Director

Brendan puts his Audio/Video production and Web/Graphic design skills to work in the Software, Insurance, Non-Profit, Broadcast and Music industries-shooting/editing photos and videos for broadcast.



Bill Corkery

Production Co-Founder, Chief Audiophile/Sound Eng.

Working from both sides of the mic, Bill has produced sound for CBS, NBC, ABC, ESPN and the BBC - earning an Emmy and a Silver Microphone. He built and runs one of San Diego's busiest sound studios.



Jack Hummer

IT Co-Founder, Master of All Things Digital

IT Director for GE Retail Systems, Seaman's Furniture and MentorU. Developer/manager of eLearning for Banfield Pet Hospitals and the American Association of Critical Care Nurses (over 450 hospitals).



Nancy Roebke

Social Media Goddess and Co-Founder

Skilled in community building, networking and social media applications, she's known for her edits of the boring, bland or dull. A seasoned guide with wit, humor and heart for each web community.

AND THE REST OF THE TEAM



Bill Davenport

Raised $88,153 From 4+ Investors

$6,994	$38,659	$37,500	$5,000
November 2016	December 2016	November 2017	June 2018
PRICED ROUND	PRICED ROUND	PRICED ROUND	PRICED ROUND



Jesse Wacht

Jesse's eMedia career has included software development for GE, co-founding eLearning systems and live, internet-based radio for eBay and KPMG - all of which are direct descendants of eBroadcastTV.

Interview

– COLLAPSE ALL

WF: So you're a broadcast network, just like the ones we see on TV - ABC, NBC, CBS, etc? ^

Yes, only online instead of via a television set.

WF: And your network has different channels like TV does? ^

eT: Yes. Currently, we're working on both a craft beer and Alzheimer's channel. (How diversified is THAT!) We also expect to build 20 other channels in three years to five years - medical channels, business channels, lifestyle and sports, too. Just like TV does. Except online.

WF: What kind of stuff can I expect to see on each channel? ^

eT: Each channel will have 48 live weekly shows. Each show will have a host. It'll also have experts and celebrities - sharing their knowledge and advice.

Using craft beer as an example, a single show's topic could be on what makes a "good IPA" craft beer. The experts will then offer their advice.

We want it to be entertaining, educational and fun.

We also want to cover more serious topics and are in the works of creating a show based on Alzheimers. We will cover new research and treatment, ways to cope with the disease, and help for caregivers.

WF: So I'll watch this live show, and listen to the so-called "experts." Then what?

eT: Then the show is opened up to you, the audience, where anything can and will happen. The audience comes face-to-face with the experts and celebrities and leads the direction of the show through their questions.

WF: How does the audience interact?

eT: Through new VIDEO BROADCAST technology. The shows are designed so that more than half of each show is devoted to audience interactivity. That's a lot of authentic, spontaneous, and at some points, gut-wrenching interaction.

But it all NEEDS to be that way so people get accurate, timely help in areas that are important to them. And sure - the level of importance will vary from topic to topic. But the quality of the content for each show will remain consistently targeted, current and useful.

WF: Why will people attend live shows?

eT: For the same reasons people go to live music performances and plays. Why they want to shake the hand of a potential business partner. Why they want to look someone in the eye.

People don't believe a lot of the information they get off the internet. But they do if they are with experts they relate to.

Anyone can be perfect in a scripted environment. The true experts shine when given the chance to interact directly.

WF: So THAT'S a channel. Those 48 shows and that seachable content?

eT: Not quite. There's still one more component that's REALLY, REALLY important. That's the online neighborhoods that will grow through eBTV-owned community websites and email campaigns, along with social media outlets.

This component will bring like-minded people together to offer support, experiences, and additional help. We expect some experts will stay within these moderated neighborhoods to offer more info to their followers. And we expect this will become a vital part of each channel.

WF: So, how do you make money?

eT: Each channel will have sponsors - people and companies who work in the channel's field. They'll support the channel through sponsor packages. Those packages are EXTREMELY cost-effective compared to what traditional TV, radio, and social media campaigns cost.

WF: How is it possible that this will be cheaper for sponsors?

eT: Not cheaper. More cost effective. New PRODUCTION technology utilizes top talent while lowering production costs so sponsors get more bang for their buck.

And with limited sponsor slots open, it will be highly competitive between sponsors to get their spot secured before their competition does.

WF: So, what could go wrong?

eT: Well, like all technology-based products and services, we'll need to keep up with changing trends - in both technology and in how people use it.

We'll need to roll with being the pioneer of a brand new product. As that pioneer, we expect people will try to copy us. We currently have no direct competition because no one's put this together ... yet.

It's possible that bigger companies will want to do what we're doing themselves. Usually, they aren't as agile as we are, and like the idea of acquiring a company that has everything all up and running, versus starting from scratch themselves. Or maybe they'll hire us to do it.

We expect to find ways that don't work, and fix them. Sometimes you start out with major assumptions that prove faulty, as others quickly emerge from the ideas of customers, clients, and sponsors. That happened with PayPal, whose five original funding assumptions were all wrong. They quickly latched on to an idea and then changed their direction to become successful.

We'll need to ensure that our balanced team of baby boomers and younger millennials, remains flexible, creative and good at understanding industry advances and audience needs. Our audiences, experts, and sponsors will get what they were told they would get. What they EXPECT to get.

We'll also need to remain true to our core value of producing HIGH QUALITY, ACCURATE, AUTHENTIC content.

We said this will do for TV what email did to mail. That concept - how BIG of a deal that is, hasn't escaped us. There is NO model to follow. We'll be the model for generations to come. And we're up for that task.

WF: How will you stop disruptive spammers?

eT: The key is relevant video screening.

WF: If I invest in you, how will you use my money?

eT: If we raise the 200k minimum, we'll use it for:

* Additional studio equipment needed for our weekly shows
* More software development to increase the leverage of our audience interactive software
* More weekly features added to the craft beer channel (and all future channels)
* Creating another pilot show for our next channel
* Allocating 20% for working capital for sales, marketing and talent recruitment

If we raise 500k, we'll increase the budgets for additional studio equipment, software development and add additional weekly features.

We'll create another four pilot shows to ramp up channel development and will allocate 40% for working capital (applied to the pilots and channels that are best supported by the audience and screened sponsors).

RISKS

1 No matter how much confidence our team has (based on our experience and belief) that our live audience interactive television business model is an unique opportunity, investing in our shares is very risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, among others:

2 * By marketing and promoting our pilot shows, products, and services, we believe we'll develop new online interactive broadcasting channels

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

eBroadcast TV's "Your Beer Show" is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

FUND MANAGER

eBroadcast TV's "Your Beer Show" is conducting a Regulation D offering via **Wefunder Advisors LLC**. CRD Number: #167803.

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